INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of North Valley Bank dated October 25, 2000 of our report dated February 4, 2000 insofar as such report relates to the financial statements of Six Rivers National Bank for the year ended December 31, 1999.



By:  /s/DELOITTE & TOUCHE, LLP
     -------------------------
     Deloitte & Touche, LLP

Sacramento, California
October 25, 2000


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